UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2010

 Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.10 Entry into a Material Definitive Agreement

Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

As previously reported, on March 1, 2010, Orleans Homebuilders, Inc. (the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Cases").  The Bankruptcy Cases are being jointly administered under the caption In re:  Orleans Homebuilders, et al., Debtors, Chapter 11, Bankr. Case No. 10-10684 (PJW).

Pursuant to the terms of the Company’s court-approved interim debtor-in-possession financing, on March 16, 2010, the Board of Directors of the Company appointed Mitchell B. Arden, 50 years old, as the Company’s Chief Restructuring Officer, effective as of March 4, 2010, subject to approval by the Delaware Bankruptcy Court.  Mr. Arden’s appointment was also subject to the approval of the Company’s bank lenders as well as Wachovia Bank National Association as agent, which has been received.  Mr. Arden’s appointment is not for any set term and he may be removed at any time by the Company’s Board of Directors.  Mr. Arden is to report directly to the Board of Directors.

PMCM, LLC (“PMCM”) is an affiliate of Phoenix Management Services, Inc., where Mr. Arden is Managing Director and Shareholder.  Mr. Arden has been affiliated with Phoenix Management Services, Inc., for more than 15 years and has an extensive background in working with public and private companies in turnaround management, business strategy and other areas.  In addition to appointing Mr. Arden as Chief Restructuring Officer, the Company engaged PMCM to provide restructuring and other services pursuant to an engagement letter.  The engagement letter is also subject to approval by the Delaware Bankruptcy Court.  The engagement letter provides that PMCM will provide restructuring and other services to the Company through Mr. Arden, as well as additional personnel as are necessary.  PMCM is to be compensated based on hourly rates ranging generally from $100 per hour for Support Staff to $495 per hour for Mr. Arden.  In addition, out-of-pocket expenses incurred by PMCM in connection with the performance of its services are to be reimbursed by the Company.  Pursuant to the terms of the engagement letter, upon Bankruptcy Court approval, the Company is to provide to PMCM a $150,000 “evergreen” retainer.  In addition, the engagement letter provides for a success fee earned and payable upon the earlier of (i) the closing of the sale of all or substantially all of the Company’s assets pursuant to Section 363 of the United States Bankruptcy Court, (ii) the completion of the wind-down of the Company’s operations, or (iii) the confirmation of a plan under the United States Bankruptcy Code, as determined in accordance with the engagement letter.  The engagement letter contains customary indemnification provisions in favor or PMCM, its principals, employees and agents and the Chief Restructuring Officer, as well as other customary terms and conditions.  The foregoing summary of certain terms of the engagement letter is qualified in its entirety by reference to the engagement letter, a copy of which will be filed as Exhibit 10.1 pursuant to an amendment hereto.

In connection with the engagement letter, the Company and PMCM also entered into a Consent, Release and Indemnification agreement providing that the Company releases and waives any and all claims which it may now or in the future have against PMCM, its principals, employees, officers, directors, agents, affiliates or representatives (the “Indemnified Parties”) arising under or in any way released to the engagement letter and provides for further indemnity by the Company for the Indemnified Parties.

Forward Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the ability of the Company to enter into new financing arrangements, including without limitation debtor-in-possession financing; the ability to consummate a sale of the Company’s assets; required bankruptcy court approvals; potential restructurings of the Company’s liabilities; any value that may be provided by the Company’s to its unsecured creditors or its equity holders; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; anticipated net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; the timing of future filings by the Company of its Annual and Quarterly Reports; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings; strategic transactions and alternatives including but not limited to the sale of the Company; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to enter into a debtor-in-possession financing facility and to operate under terms of such financing; the Company’s ability to obtain court approval with respect to motions relating to the bankruptcy filings; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; the ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; whether the Company will be able to provide any value to its creditors or equity holders; and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010, February 19, 2010, March 3, 2010 and March 11, 2010.

Item 8.01 Other Events.

On March 22, 2010, the Company issued a press release discussing the engagement of PMCM and the appointment of Mr. Arden as Chief Restructuring Office, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of Orleans Homebuilders, Inc. dated March 22, 2010 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
Name: Garry P. Herdler
Title: Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release of Orleans Homebuilders, Inc. dated March 22, 2010 (furnished herewith).